Exhibit 99.1

NV5 Holdings Reports Third Quarter 2013 Results

- Revenues Up 12% to $18.6 Million Drives Net Income of $0.23 per Diluted Share -

HOLLYWOOD, Florida – November 12, 2013 – NV5 Holdings, Inc. (the “Company”) (NASDAQ: NVEE) (NASDAQ: NVEEW), a provider of professional and technical engineering and consulting solutions, reported financial results for the third quarter and nine months ended September 30, 2013.

Third Quarter 2013 Highlights vs. Third Quarter 2012

•	Total gross contract revenues increased 12% to $18.6 million.

•	Gross profit increased 7% to $9.1 million.

•	Net income increased 37% to $931,000 or $0.23 per diluted share, compared to net income of $679,000 or $0.27 per diluted share.

Third Quarter 2013 Financial Results

Total gross contract revenues in the third quarter of 2013 increased 12% to $18.6 million, compared to $16.6 million in the third quarter of 2012. The increase was due to organic growth primarily from the start of new projects as well as the contribution from the Company’s acquisitions in 2013.

Gross profit in the third quarter of 2013 increased 7% to $9.1 million, compared to $8.6 million in the third quarter of 2012. The increase in gross profit was due primarily to the increase in revenues.

Net income in the third quarter of 2013 increased 37% to $931,000 or $0.23 per diluted share, compared to net income of $679,000 or $0.27 per diluted share in the third quarter of 2012. The calculation of earnings per share in the third quarter of 2013 reflects the full effect of 1,610,000 additional shares issued in connection with the Company’s April 2013 initial public offering, none of which were outstanding during any portion of the third quarter of 2012.

At September 30, 2013, cash and cash equivalents totaled $6.8 million, compared to $2.3 million at December 31, 2012.

At September 30, 2013, NV5 Holdings reported backlog of approximately $58.4 million compared to approximately $45.0 million at December 31, 2012.

First Nine Months of 2013 Financial Results

Total gross contract revenues in the first nine months of 2013 increased 13% to $51.3 million, compared to $45.5 million in the first nine months of 2012. The increase was due to organic growth primarily from the start of new projects as well as the contribution from the Company’s acquisitions in 2013.

Gross profit in the first nine months of 2013 increased 9% to $26.1 million, compared to $23.8 million in the first nine months of 2012.

Net income in the first nine months of 2013 increased 185% to $2.2 million or $0.63 per diluted share, compared to net income of $781,000 or $0.31 per diluted share in the first nine months of 2012. The calculation of earnings per share in the first nine months of 2013 reflects the weighted average effect of 1,610,000 additional shares issued in connection with the Company’s April 2013 initial public offering, none of which were outstanding during any portion of the first nine months of 2012.

Management Commentary

“NV5 experienced another quarter of healthy double-digit revenue and net income growth, while expanding backlog for the third consecutive quarter,” said Dickerson Wright, Chairman and CEO of NV5 Holdings. “We continue to see NV5 grow in a fragmented market environment.”

“Our strong third quarter results are not only due to the positive performance of our acquisitions, but to our continuous companywide focus on adding value through process and performance optimization. Ultimately, we believe our momentum so far in 2013 demonstrates the scalability of our model and strong platform for integration.”

2013 Outlook

NV5 has raised the lower end of its guidance for fiscal year 2013 and now expects gross contract revenues to range between $66 million and $70 million, which would represent an increase of approximately 9% to 16% from 2012 gross contract revenues.

Conference Call

NV5 Holdings will hold a conference call today at 4:30 p.m. Eastern time to discuss its third quarter 2013 results.

The Company’s Chairman and CEO, Dickerson Wright, and CFO, Michael Rama, will host the conference call, followed by a question and answer period.

Date: Tuesday, November 12, 2013

Time: 4:30 p.m. Eastern time

Toll-free dial-in number: 1-877-941-4774

International dial-in number: 1-480-629-9760

Conference ID: 4647058

Webcast: http://edge.media-server.com/m/p/p5if9pn6/lan/en

The conference call will be webcast live and available for replay via the investor section of the company’s website at www.NV5.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through December 12, 2013.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 4647058

About NV5 Holdings, Inc.

NV5 Holdings, Inc. (NASDAQ: NVEE) (NASDAQ: NVEEW) is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. The Company primarily focuses on five business service verticals: construction quality assurance, infrastructure engineering, energy services, program management and environmental services. NV5 Holdings operates 22 offices in California, Colorado, Utah, Florida and New Jersey and is headquartered in Hollywood, Florida. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the Company’s acquisition and growth strategies; ability to establish a leading, national engineering platform around its five business lines; and guidance relating to financial projections for fiscal year 2013, including gross contract revenues. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.

NV5 HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,771	$2,294
Accounts receivable, net of allowance for doubtful accounts of $1,374 and $1,631 as of September 30, 2013 and December 31, 2012, respectively	17,977	15,052
Prepaid expenses and other current assets	381	311
Deferred income tax assets	511	543

Total current assets	25,640	18,200
Property and equipment, net	1,315	1,273
Intangible assets, net	3,250	2,758
Goodwill	7,106	5,857
Cash surrender value of officers’ life insurance	684	656
Other assets	119	600
Deferred income tax assets	715	619

Total Assets	$38,829	$29,963

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,667	$3,261
Accrued liabilities	4,744	3,082
Income taxes payable	107	1,992
Billings in excess of costs and estimated earnings on uncompleted contracts	394	430
Client deposits	110	47
Current portion of contingent consideration	333	—
Current portion of stock repurchase obligation	713	772
Current portion of notes payable	1,732	3,538

Total current liabilities	12,800	13,122
Contingent consideration, less current portion	634	—
Stock repurchase obligation, less current portion	1,068	1,621
Notes payable, less current portion	2,843	3,851

Total liabilities	17,345	18,594

Commitments and contingencies

Stockholders’ equity:
Preferred stock: $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 45,000,000 shares authorized, 4,279,844 and 2,600,000 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	43	26
Additional paid-in capital	16,939	9,065
Retained earnings	4,502	2,278

Total stockholders’ equity	21,484	11,369

Total liabilities and stockholders’ equity	$38,829	$29,963

NV5 HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS COMPREHENSIVE INCOME

(UNAUDITED)

(in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Gross contract revenues	$18,588	$16,565	$51,317	$45,486

Direct costs (excluding depreciation and amortization):
Salaries and wages	5,315	4,642	14,747	12,672
Sub-consultant services	3,535	2,826	9,010	7,514
Other direct costs	598	537	1,508	1,486

Total direct costs	9,448	8,005	25,265	21,672

Gross profit	9,140	8,560	26,052	23,814

Operating Expenses:
Salaries and wages, payroll taxes and benefits	5,024	4,603	14,772	14,123
General and administrative	1,698	1,586	4,540	4,675
Facilities and facilities related	847	851	2,510	2,458
Depreciation and amortization	403	376	1,126	1,089

Total operating expenses	7,972	7,416	22,948	22,345

Income from operations	1,168	1,144	3,104	1,469

Other (expense) income:
Interest expense	(26)	(101)	(162)	(275)

Total other (expense)	(26)	(101)	(162)	(275)

Income before income tax expense	1,142	1,043	2,942	1,194
Income tax expense	(211)	(364)	(718)	(413)

Net income and comprehensive income	$931	$679	$2,224	$781

Basic Earnings per Share	$0.25	$0.31	$0.68	$0.34

Diluted Earnings per Share	$0.23	$0.27	$0.63	$0.31

Company Contact:

NV5 Holdings, Inc.

Richard Tong

Tel 1-954-495-2114

IR@NV5.com

Investor Relations:

Liolios Group, Inc.

Cody Slach

Tel 1-949-574-3860

NVEE@liolios.com